UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2016

COHERUS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36721	27-3615821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

333 Twin Dolphin Drive, Suite 600

Redwood City, CA 94065

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 649-3530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On August 30, 2013, Coherus BioSciences, Inc. (“Coherus”) and Baxter International Inc., Baxter Healthcare Corporation, and Baxter Healthcare SA (together “Baxter”), entered into a License Agreement (the “Agreement”) pursuant to which Coherus and Baxter collaborated to develop and commercialize CHS-0214, an etanercept (Enbrel®) biosimilar candidate, for Europe, Canada, Brazil, the Middle East and other territories. On April 10, 2015, Coherus and Baxter amended and restated the Agreement to revise the milestone payment structures. On June 8, 2015, Baxter’s Board of Directors approved the spin-out of Baxalta Incorporated, and the Agreement was assigned to Baxalta Incorporated, Baxalta US Inc., and Baxalta GmbH (together “Baxalta”). On June 3, 2016, Shire plc (“Shire”) completed its acquisition of Baxalta Incorporated.

On September 26, 2016, Shire’s subsidiaries, Baxalta Incorporated and Baxalta US Inc., notified Coherus that Baxalta had terminated the Agreement in its entirety, pursuant to sections 12.3(b)(ii) and 12.3(b)(iii) of the Agreement.

On September 27, 2016, Coherus issued a press release reporting it regained development and commercial rights to CHS-0214. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated September 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2016	COHERUS BIOSCIENCES, INC.

	By:	/s/ Jean-Frédéric Viret
	Name:	Jean-Frédéric Viret
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated September 27, 2016.